UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is being filed to amend the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2024 (the “Original Report”). This Form 8-K/A amends and restates the information provided under Item 5.02 in the Original 8-K, including by providing additional information called for under Item 5.02(c)(3) of Form 8-K, which was not available at the time of the filing of the Original Form 8-K as permitted by Instruction 2 to Item 5.02 of Form 8-K. Except as set forth herein, no modifications have been made to the information contained in the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, Jarrod Yahes notified Shutterstock, Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective November 1, 2024 (the “Effective Date”). Mr. Yahes’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles, practices and disclosures. In connection with his resignation, Mr. Yahes will receive the accrued benefits for a voluntary resignation in accordance with Section 7(c) of the Employment Agreement dated November 7, 2019 by and between the Company and Mr. Yahes, previously filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2024 (the “Employment Agreement”), and his outstanding unvested equity awards will be forfeited as of the Effective Date.

Pursuant to a Transition Agreement entered into on October 31, 2024 between the Company and Mr. Yahes (the “Transition Agreement”), he will remain with the Company in an advisory role through December 31, 2024, during which time he will continue to earn his annual base salary until December 31, 2024 and be eligible to earn an annual cash bonus for the full 2024 fiscal year in accordance with Sections 2(a) and 2(b) of the Employment Agreement. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On October 28, 2024, the Board of Directors of the Company (the “Board”) unanimously appointed Rik Powell, the Company’s Senior Vice President, Finance and Investor Relations since June 3, 2024, as the Company’s Chief Financial Officer, effective November 1, 2024. Prior to joining the Company, Mr. Powell, 52, was Senior Vice President, Finance and Investor Relations at Shake Shack Inc., a NYSE-traded quick services restaurant group, for two years. Mr. Powell also served as the Chief Financial Officer of Getty Images Holdings, Inc., a NYSE-traded global visual content creator and marketplace, from 2017 to 2020. Mr. Powell hails from Oxford in the United Kingdom and has been a Fellow of the UK Chartered Association of Certified Accountants for a number of years.

In connection with Mr. Powell’s appointment as Chief Financial Officer, the Compensation Committee and the Board approved the key terms of Mr. Powell’s compensation as follows:

•	Annual base salary of $450,000;
•
Annual cash bonus opportunity with a target award equal to 60% of his base salary, based on the achievement of individual and company performance-based objectives established by the Compensation Committee and pro-rated for his initial year of service at the Company;

•	10,906 time-based restricted stock units (“RSUs”) granted to Mr. Powell on November 1, 2024 (the “Grant Date”).

The number of RSUs granted was calculated by dividing $350,000 by the average of the Company’s closing price for a share of Common Stock on each trading day during the 30 trading days period ending on the date immediately prior to the Grant Date. Such RSUs will vest over a three (3) year period in approximately equal one-third increments on each anniversary of the Grant Date, subject to continued service with the Company through each vesting date in accordance with the terms of the Shutterstock, Inc. Form of Amended and Restated 2022 Omnibus Equity Incentive Plan Restricted Stock Unit Award Agreement previously filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on July 5, 2024 and the Company’s Amended and Restated 2022 Omnibus Incentive Plan previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on June 7, 2024.

There are no arrangements or understandings between Mr. Powell and any other person pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Powell and any other director or executive officer of the Company. Mr. Powell has not been involved in any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Powell’s appointment as Chief Financial Officer, on October 30, 2024, the Company entered into an employment agreement with Mr. Powell (the “Agreement”).  Pursuant to the Agreement, Mr. Powell will be entitled to the compensation discussed above, will be eligible to participate in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company and will receive reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses.

The Agreement provides for the following severance benefits, subject to the execution of a release and compliance with certain restrictive covenants:

•
In the event of a termination by the Company other than “cause” or due to death or “disability” at any time other than during the twelve-month period immediately following a “change of control” (each as defined in the employment agreement), (i) continued payment of his salary for twelve months, (ii) reimbursement for certain medical insurance premiums for up to twelve months, (ii) the immediate vesting of any outstanding equity awards that would have vested within the twelve months following termination, and (iv) a prorated annual bonus based on actual performance.

•
In the event of a termination by the Company other than cause or due to death or disability, or upon a resignation for “good reason” (as defined in the employment agreement) during the twelve-month period immediately following a change of control, (i) a lump sum payment equal to twelve months of base salary, (ii) reimbursement for certain medical insurance premiums for up to twelve months, (iii) the immediate vesting of all unvested equity awards, and (iv) a lump sum payment equal to the target bonus amount for the year of termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1§	Transition Agreement by and between Jarrod Yahes and Shutterstock, Inc., dated October 31, 2024.
10.2§	Employment Agreement by and between Rik Powell and Shutterstock, Inc., dated October 30, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

§ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: November 1, 2024	By:	/s/ Paul Hennessy
Name: Paul Hennessy
Title: Chief Executive Officer